EXHIBIT 99.1

Donegal Group Inc. Declares Quarterly Dividend

MARIETTA, Pa., Oct. 17, 2008 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) reported that its Board of Directors yesterday declared a regular quarterly cash dividend payable November 17, 2008 of $.105 per share of Class A common stock and $.0925 per share of Class B common stock to stockholders of record as of the close of business on November 3, 2008.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President &
           Chief Financial Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com